EXHIBIT 1.1

ARTICLES OF INCORPORATION

of

JXTG Holdings, Kabushiki Kaisha

Made on April 1, 2010, as amended on:

June 27, 2011

April 1, 2017

CHAPTER I—GENERAL PROVISIONS

(CORPORATE NAME)

ARTICLE 1—The name of the Company shall be JXTG Holdings, Kabushiki Kaisha, and in English JXTG Holdings, Inc.

(PURPOSES)

ARTICLE 2—The purposes of the Company shall be, by means of holding shares, to manage and control companies engaged in the following businesses and to conduct any other business incidental to such purpose:

(1) To explore, develop, recover, refine, process, store, purchase and sell and transport petroleum, natural gas and other energy resources and by-products thereof;

(2) To manufacture, process, purchase and sell petrochemical products and other chemical products;

(3) To supply electricity;

(4) To develop, manufacture, purchase and sell fuel cells, solar cells, electric storage devices, cogeneration systems and other distributed energy systems;

(5) To develop, manufacture, purchase and sell biotechnology-related products;

(6) To purchase and sell automobiles and automotive supplies and to service and repair automobiles;

(7) To explore, develop, recover, refine, process, store, purchase and sell and transport metal and other mineral resources and by-products thereof;

(8) To process metal and to manufacture, purchase and sell electronic materials and the raw materials thereof;

(9) To engage in the resource recycling business, soil cleanup business and waste disposal business;

(10) To purchase and sell and lease, whether as lessor or lessee or both, real estate and to act as intermediaries or administrators of real estate;

(11) To engage in the financing business and to act as casualty insurance agent and life insurance broker;

(12) To undertake development, sales and purchase, lease and operation of computer systems and software, and to provide information services;

(13) To contract combined and facility engineering work;

(14) To engage in the transportation business;

(15) To manufacture, purchase and sell general machinery and instruments, electrical machinery and instruments, and precision machinery and instruments;

(16) To engage in non-destructive inspection business, staffing business, environmental assessment business, travel business and travel agency business;

(17) To manage athletic facilities;

(18) To purchase and sell daily commodities;

(19) To do any and all other businesses incidental or relating to any of the foregoing items.

2. The Company may conduct any business stipulated in each items of the preceding paragraph.

(LOCATION OF HEAD OFFICE)

ARTICLE 3—The head office of the Company shall be located in Chiyoda-ku, Tokyo.

(CORPORATE BODIES)

ARTICLE 4—The Company shall have the following organizations in addition to the general meeting of shareholders and directors:

(1) Board of Directors

(2) Executive Officers

(3) Corporate Auditors

(4) Board of Corporate Auditors

(5) Accounting Auditors

(METHOD OF PUBLIC NOTICE)

ARTICLE 5—Public notices of the Company shall be given electronically; provided, however, that in the event the Company is unable to give electronic public notice due to an accident or any other unavoidable reason, public notices of the Company shall be given in the Nihon Keizai Shimbun newspaper.

CHAPTER II—SHARES

(TOTAL NUMBER OF AUTHORIZED SHARES)

ARTICLE 6—The total number of authorized shares issuable by the Company shall be eight (8) billion.

(ACQUISITION OF THE COMPANY’S OWN SHARES)

ARTICLE 7—The Company may, by a resolution of the Board of Directors, acquire its own shares pursuant to the provisions of Article 165, Paragraph 2 of the Companies Act.

(NUMBER OF SHARES CONSTITUTING ONE UNIT OF SHARES)

ARTICLE 8—The number of shares constituting one unit of shares of the Company shall be one hundred (100).

(RIGHTS PERTAINING TO SHARES OF LESS THAN ONE UNIT)

ARTICLE 9—A shareholder of the Company is not entitled to exercise any right with respect to shares constituting less than one unit held by such shareholder except for any of the following rights:

1. Rights stipulated in each item of Article 189, Paragraph 2 of the Companies Act;

2. Right to allotment of offered shares and offered stock acquisition rights, in proportion to the number of shares held by the shareholder; and

3. Right to demand sale of additional shares constituting less than one unit as provided in the following Article.

(DEMAND FOR SALE OF SHARES BY SHAREHOLDERS HOLDING SHARES CONSTITUTING LESS THAN ONE UNIT)

ARTICLE 10—Shareholders of the Company may, pursuant to the Share Handling Regulations set forth in Article 12 hereof, demand that the Company sell to the shareholder a number of shares that, together with shares constituting less than one unit held by the shareholder will constitute one unit.

(SHAREHOLDER REGISTER ADMINISTRATOR)

ARTICLE 11—The Company shall have an administrator of the Shareholder Register for share administration.

2. The Company shall, by a resolution of the Board of Directors, appoint an administrator of the Shareholder Register and designate the place to perform his duties as such, and the Company shall give public notice of such appointment and designation.

3. All administration services relating to the Register of Shareholders and the ledger of stock acquisition rights of the Company (hereinafter collectively referred to as “Register of Shareholders, etc.”) including but not limited to preparation and keeping of the Register of Shareholders, etc. shall not be performed by the Company but shall be delegated to the administrator of the Shareholder Register.

(SHARE HANDLING REGULATIONS)

ARTICLE 12—All share administration procedures and the fees thereof shall be subject to the Share Handling Regulations determined by a resolution of the Board of Directors, except as provided by laws, ordinances or this Articles of Incorporation.

CHAPTER III—GENERAL MEETING OF SHAREHOLDERS

(CONVENING)

ARTICLE 13—An Ordinary General Meeting of Shareholders shall be convened within three (3) months after the end of each fiscal year and an Extraordinary General Meeting of Shareholders may be convened whenever necessary.

(RECORD DATE OF ORDINARY GENERAL MEETING OF SHAREHOLDERS)

ARTICLE 14—The record date of the Ordinary General Meeting of Shareholders of the Company shall be March 31 of each year. The Company shall deem shareholders whose names are recorded in the Register of Shareholders on March 31 of each fiscal year to be the shareholders entitled to exercise their voting rights at the Ordinary General Meeting of Shareholders.

(ELECTRONIC DISCLOSURE OF REFERENCE MATERIAL FOR THE GENERAL MEETING OF SHAREHOLDERS, ETC. AND DEEMED PROVISION)

ARTICLE 15—The Company may, at the time of convocation of a General Meeting of Shareholders, deem to have provided shareholders with the Reference Material for the General Meeting of Shareholders, business reports, non-consolidated and consolidated financial documents (hereinafter collectively referred to as “Reference Material for the General Meeting of Shareholders, etc.”) by disclosing information with respect to matters which shall be stated or indicated in Reference Material for the General Meeting of Shareholders, etc. to shareholders through electronic means as provided for in the ordinances of the Ministry of Justice.

(CHAIRMAN)

ARTICLE 16—The President shall act as Chairman at the General Meetings of Shareholders. If the President is unable to act as Chairman at a General Meeting of Shareholders, a Director shall act in his or her place in accordance with the order determined in advance by a resolution of the Board of Directors.

(ADOPTION OF RESOLUTIONS)

ARTICLE 17—All resolutions at a General Meeting of Shareholders shall be adopted by a majority of the voting rights held by the shareholders present who are entitled to exercise voting rights.

2. Notwithstanding the foregoing paragraph, resolutions to be adopted at a General Meeting of Shareholders pursuant to each item of Article 309, Paragraph 2 of the Companies Act shall be adopted by no less than two-thirds (2/3) of the voting rights held by the shareholders present at the meeting, at which no less than one-third (1/3) of the voting rights of all shareholders entitled to exercise voting rights are present.

(EXERCISE OF VOTING RIGHTS BY PROXY)

ARTICLE 18—A shareholder may exercise his or her voting right(s) by appointing one

(1) person to serve as a proxy who shall be a shareholder of the Company entitled to exercise voting right(s).

(MINUTES)

ARTICLE 19—Minutes shall be prepared at each General Meeting of Shareholders as provided for in the ordinances of the Ministry of Justice.

CHAPTER IV—DIRECTORS, BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

(NUMBER AND ELECTION OF DIRECTORS)

ARTICLE 20—The Company shall have no more than twenty (20) Directors, who shall be elected by a resolution of a General Meeting of Shareholders.

2. Resolutions to elect Directors shall be adopted by a majority vote of the shareholders present at the General Meeting of Shareholders where the shareholders holding one-third (1/3) or more of the voting rights of the shareholders entitled to exercise their voting rights are present.

3. Cumulative voting shall not be used in adapting a resolution for election of Directors.

(TERM OF OFFICE OF DIRECTORS)

ARTICLE 21—The term of office of a Director shall expire at the close of the Ordinary General Meeting of Shareholders for the last fiscal year ending within one (1) year after his or her appointment.

2. The term of office of a Director elected to increase the number of Directors or fill the vacancy of the Board created by earlier termination of a Director shall be the remainder of the term of office of the other Directors.

(REMUNERATION, ETC. OF DIRECTORS)

ARTICLE 22—Remuneration, bonuses and other financial benefits of Directors received from the Company in consideration for the execution of the duties (hereinafter referred to as “Remunerations, etc.”) shall be determined by a resolution of a General Meeting of Shareholders.

(AGREEMENT LIMITING LIABILITY OF OUTSIDE DIRECTORS)

ARTICLE 23—Pursuant to the provisions of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with outside directors to limit their liabilities under Article 423, paragraph 1 of the Companies Act to the amount provided by laws and ordinances.

(CONVOCATION OF MEETINGS OF THE BOARD OF DIRECTORS)

ARTICLE 24—Notice of a Meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days before the day of the Meeting; provided, however, that in case of emergency such notice period may be shortened.

(REPRESENTATIVE DIRECTORS AND DIRECTORS WITH SPECIAL TITLES)

ARTICLE 25—Representative Directors of the Company shall be appointed by a resolution of the Board of Directors.

2. The Board of Directors may, by resolution, appoint one (1) President, and one (1) Chairman and one (1) Vice Chairman of the Board of Directors.

(REGULATIONS OF THE BOARD OF DIRECTORS)

ARTICLE 26—Except as provided by laws, ordinances or this Articles of Incorporation, the Board of Directors shall be administered in accordance with the Regulations of the Board of Directors which shall be adopted by a resolution of the Board of Directors.

(DEEMED ADOPTION OF A RESOLUTION OF THE BOARD OF DIRECTORS)

ARTICLE 27—If a Director makes a proposal on any agenda item to the Board of Directors and all Directors who are authorized to participate in the voting on such agenda item unanimously agree to his or her proposal in writing or by electromagnetic records, the Company shall deem that such proposal is adopted by a resolution at a meeting of the Board of Directors unless one (1) or more Corporate Auditors object.

(EXECUTIVE OFFICERS AND EXECUTIVE OFFICERS WITH SPECIAL TITLES)

ARTICLE 28—The Company shall elect Executive Officers by a resolution of the Board of Directors.

2. The Board of Directors may, by resolution, appoint one (1) President and Executive Officer, and several Executive Vice Presidents, Senior Executive Officers and Senior Vice Presidents.

(REGULATIONS FOR EXECUTIVE OFFICERS)

ARTICLE 29—Responsibilities, obligations and other matters of Executive Officers shall be administered in accordance with the Regulations for Executive Officers which shall be adopted by a resolution of the Board of Directors.

CHAPTER V—CORPORATE AUDITORS, BOARD OF CORPORATE AUDITORS AND ACCOUNTING AUDITORS

(NUMBER AND ELECTION OF CORPORATE AUDITORS)

ARTICLE 30—The Company shall have no more than eight (8) Corporate Auditors, who shall be elected by a resolution of a General Meeting of Shareholders.

2. Resolutions to elect Corporate Auditors shall be adopted by a majority vote of the shareholders present at the General Meeting of Shareholders where the shareholders holding one-third (1/3) or more of the voting rights of the shareholders entitled to exercise their voting rights are present.

(TERM OF OFFICE OF CORPORATE AUDITORS)

ARTICLE 31—The term of office of a Corporate Auditor shall expire at the close of the Ordinary General Meeting of Shareholders for the last fiscal year ending within four (4) years after his or her appointment.

2. The term of office of a Corporate Auditor elected to fill the vacancy created by earlier termination of a Corporate Auditor shall be the remainder of the term of office of the Corporate Auditor being replaced.

(REMUNERATIONS, ETC. OF CORPORATE AUDITORS)

ARTICLE 32—Remunerations, etc. of Corporate Auditors shall be determined by resolution of a General Meeting of Shareholders.

(AGREEMENT LIMITING LIABILITIES OF OUTSIDE CORPORATE AUDITORS)

ARTICLE 33—Pursuant to the provision of Article 427, paragraph 1 of the Companies Act, the Company may enter into an agreement with an outside Corporate Auditor to limit their liabilities under Article 423, paragraph 1, of the Companies Act to the amount required by laws and ordinances.

(CONVOCATION OF MEETINGS OF THE BOARD OF CORPORATE AUDITORS)

ARTICLE 34—Notice of a Meeting of the Board of Corporate Auditors shall be given to each Corporate Auditor at least three (3) days prior to the date of the Meeting; provided, however, that in case of emergency such notice period may be shortened.

(STANDING CORPORATE AUDITOR)

ARTICLE 35—Standing Corporate Auditor(s) shall be appointed among Corporate Auditors by a resolution of the Board of Corporate Auditors.

(REGULATIONS OF THE BOARD OF CORPORATE AUDITORS)

ARTICLE 36—Except as provided by laws, ordinances or this Articles of Incorporation, the Board of Corporate Auditors shall be administered in accordance with the Regulations of the Board of Corporate Auditors which shall be adopted by a resolution of the Board of Corporate Auditors.

(ESTABLISHMENT AND ELECTION OF ACCOUNTING AUDITORS)

ARTICLE 37—The Company shall elect Accounting Auditors by a resolution of a General Meeting of Shareholders.

CHAPTER VI—ACCOUNTING

(FISCAL YEAR)

ARTICLE 38—The fiscal year of the Company shall begin on April 1 of each year and end on March 31 of the following year.

(YEAR-END DIVIDENDS)

ARTICLE 39—The record date of year-end dividends shall be March 31 of each year. The Company may, by a resolution of the General Meeting of Shareholders, declare and distribute surplus in any year as year-end dividends to shareholders or registered pledgees whose names are recorded in the Register of Shareholders on the record date each year.

(INTERIM DIVIDENDS)

ARTICLE 40—The record date of interim dividends shall be September 30 of each year. The Company may, by a resolution of the Board of Directors, declare and distribute surplus in any year as interim dividends pursuant to the provisions of Article 454, paragraph 5 of the Companies Act to shareholders or registered pledgees whose names are recorded in the Register of Shareholders on the record date of that year.

(NEGATIVE PRESCRIPTION)

ARTICLE 41—The Company shall be released from its obligation to pay any cash dividends which remain unclaimed for a period of three (3) years or more from the first payable date.